As filed with the Securities and Exchange Commission on September 24, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORESTAR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1336998
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Forestar Group Inc. 10700 Pecan Park Blvd., Suite 150, Austin, Texas 78750 (512) 433-5200	Thomas B. Montano Vice President and Secretary Forestar Group Inc. 10700 Pecan Park Blvd., Suite 150, Austin, Texas 78750 (512) 433-5200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to mail copies of all orders, notices and communications to:

Robyn E. Zolman

Gibson, Dunn & Crutcher LLP

1801 California Street, Suite 4200

Denver, Colorado 80202-2641

(303) 298-5700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Preferred Stock (par value $0.10 per share) Common Stock (par value $1.00 per share) Warrants	$500,000,000	N/A(4)	$500,000,000	$62,250(5)
Secondary Offering
Common Stock (par value $1.00 per share)	6,500,000 shares	(6)	(7)	$20,134.14
Total Registration Fee				$82,384.14

(1)

With respect to the primary offering, there are being registered under this registration statement such indeterminate number of securities of each identified class of the registrant, all at indeterminate prices, as shall have an aggregate initial offering price not to exceed $500,000,000.

(2)

With respect to the primary offering, includes an indeterminate number of shares of common stock which may be issued upon conversion of preferred stock, which are being registered and an indeterminate amount or number of shares of common stock and preferred stock which may be issued upon exercise of warrants, which are being registered.

(3)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)

The proposed maximum offering price per unit is not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.

(5)	Calculated pursuant to Rule 457(o) under the Securities Act.
(6)

Proposed maximum offering price per unit is $24.88, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on September 19, 2018.

(7)	Proposed maximum aggregate offering price is $161,720,000, based on the proposed maximum offering price per unit set forth in footnote 6 above.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2018

PROSPECTUS

Forestar Group Inc.

Up to $500,000,000

Preferred Stock

Common Stock

Warrants

and

6,500,000 Shares of Common Stock

Offered by D.R. Horton, Inc.

We may offer and sell, from time to time in one or more offerings, any combination of the securities described in this prospectus having an aggregate initial offering price not exceeding $500,000,000 on terms to be determined at the time of the offering. In addition, D.R. Horton, Inc. (“D.R. Horton” or the “selling stockholder”) may also offer and sell, from time to time in one or more offerings, up to 6,500,000 shares of our common stock on terms to be determined at the time of offering. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.

This prospectus describes the general terms of the securities we or the selling stockholder may offer and the general manner in which they may be offered. Each time we sell securities described herein, and in certain cases where the selling stockholder sells securities pursuant to this prospectus, we or the selling stockholder, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements may also add, update or change information contained in this prospectus. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the New York Stock Exchange or any other securities market or other exchange with respect to the securities covered by such prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.

Investing in these securities involves risks. See “Risk Factors” on page 1 of this prospectus, in the applicable prospectus supplement we will deliver with this prospectus and in the documents incorporated herein and therein by reference.

Our common stock is listed on the New York Stock Exchange under the symbol “FOR.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                    , 2018

i

ABOUT THIS PROSPECTUS

This prospectus relates to the offer and the sale by us of any combination of the securities described in this prospectus for an aggregate offering price of up to $500,000,000. This prospectus also relates to the offer and the sale of up to 6,500,000 of our shares of common stock by the selling stockholder. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings. In addition, under this shelf process, the selling stockholder may, from time to time, offer and sell up to an aggregate of 6,500,000 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the securities that we or the selling stockholder may offer. Each time we sell securities described herein, and in certain cases where the selling stockholder sells securities pursuant to this prospectus, we or the selling stockholder, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither we nor the selling stockholder have authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained in this prospectus or any documents incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. You should not assume that the information contained in this prospectus, or the information contained in any document incorporated by reference in this prospectus, is accurate as of any date other than the date of each such document, unless the information specifically indicates that another date applies.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

Unless the context otherwise requires, the terms the “Company,” “we” and “our” refer to Forestar Group Inc., a Delaware corporation, and its predecessors and subsidiaries.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be construed as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “likely,” “intend,” “may,” “plan,” “expect,” and similar expressions, including references to assumptions. These statements reflect our current views with respect to future events and are subject to risks and uncertainties. Any or all of the forward-looking statements included or incorporated by reference in this prospectus may not approximate actual experience, and the expectations derived from them may not be realized, due to risks, uncertainties and other factors. As a result, actual results may differ materially from the expectations or results we discuss in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to:

•	general economic, market or business conditions where our real estate activities are concentrated;

•	the conditions of the capital markets and our ability to raise capital to fund expected growth;

•	our ability to achieve our strategic initiatives;

•	the opportunities (or lack thereof) that may be presented to us and that we may pursue;

•	our ability to hire and retain key personnel;

•	our ability to obtain future entitlement and development approvals;

•	obtaining reimbursements and other payments from special improvement districts and timing of such payments;

•	accuracy of estimates and other assumptions related to investment in and development of real estate, the expected timing and pricing of land and lot sales and related cost of real estate sales;

•	the levels of resale housing inventory and new homes for sale in markets where we develop land;

•	fluctuations in costs and expenses, including impacts from shortages in materials or labor;

•	demand for new housing, which can be affected by a number of factors including the availability of mortgage credit, job growth and fluctuations in interest rates;

•	competitive actions by other companies;

•	changes in governmental policies, laws or regulations and actions or restrictions of regulatory agencies;

•	our partners’ ability to fund their capital commitments and otherwise fulfill their operating and financial obligations;

•	our ability to comply with the covenants, restrictions and limitations in our new senior unsecured revolving credit facility;

•	the effect of D.R. Horton’s controlling level of ownership on us and our stockholders;

•	our ability to realize the potential benefits of the strategic relationship with D.R. Horton; and

•	the effect of our strategic relationship with D.R. Horton on our ability to maintain relationships with our vendors and customers.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in subsequent documents incorporated by reference in this prospectus should be consulted. Additional information about issues that could lead to material changes in performance and risk factors that have the potential to affect us is contained in our annual report on Form 10-K for the fiscal year ended December 31, 2017 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are filed with the SEC. See “Incorporation of Certain Documents by Reference” as well as the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our results of operations, financial condition or cash flows, or the value of these securities. These risks and uncertainties include those described in the risk factors and other sections of the documents that are incorporated by reference in this prospectus. Subsequent prospectus supplements may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under the prospectus supplements. You should carefully consider these risks and uncertainties and all of the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement before you invest in our securities.

THE COMPANY

Forestar Group Inc. is a residential real estate development company. On October 5, 2017, we became a majority-owned subsidiary of D.R. Horton by virtue of a merger with a wholly-owned subsidiary of D.R. Horton (the “Merger”). In our business we own directly or through ventures residential projects located in 20 markets and 11 states as of June 30, 2018.

The Merger provides us an opportunity to grow our business by establishing a strategic relationship to supply finished residential lots to D.R. Horton at market terms under the Master Supply Agreement between us and D.R. Horton (the “Master Supply Agreement”). Under the terms of the Master Supply Agreement, both companies are proactively identifying land development opportunities to expand our portfolio of assets. As of June 30, 2018, we owned or controlled through option purchase contracts approximately 19,100 residential lots, of which 11,100 lots are either under contract to sell to D.R. Horton or are subject to a right of first offer under the Master Supply Agreement with D.R. Horton.

For more information about our business, please refer to the “Business” section of our most recent annual report on Form 10-K filed with the SEC and incorporated by reference in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus.

Our principal executive offices are located at 10700 Pecan Park Blvd., Suite 150, Austin, Texas 78750. Our telephone number is (512) 433-5200, and our Internet website address is www.forestar.com. Information on or connected to our Internet website is not a part of this prospectus.

SECURITIES WE MAY OFFER

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	preferred stock, which we may issue in one or more series;

•	common stock; or

•	warrants entitling the holders to purchase common stock or preferred stock.

In addition, D.R. Horton may offer and sell, from time to time, up to 6,500,000 shares of our common stock.

Each time we sell securities described herein, and in certain cases where the selling stockholder sells securities pursuant to this prospectus, we or the selling stockholder, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we may offer in the future. In each prospectus supplement we will include, among other things, the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	the plan of distribution for the securities;

•	if applicable, information about securities exchanges on which the securities will be listed;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part. You should also read both this prospectus and the applicable prospectus supplement, together with the information described under the heading “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. These purposes may include:

•	providing additional working capital to our business operations;

•	acquiring land to develop into lots and acquiring finished lots;

•	acquiring companies; and

•	repaying or repurchasing existing debt.

We will not receive any of the proceeds from the sale of shares of our common stock by D.R. Horton.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock is 200,000,000 shares of common stock, $1.00 par value, and 25,000,000 shares of preferred stock, par value $0.01 per share. At September 20, 2018, 41,939,403 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

There will be a prospectus supplement relating to any offering of common stock offered by us by this prospectus.

Voting Rights. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The vote of the holders of a majority of votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy, is generally required to take stockholder action, unless a greater vote is required by law. The holders are not entitled to cumulative voting in the election of directors. Our Second Amended and Restated Certificate of Incorporation (the “Charter”) and our Second Amended and Restated Bylaws (the “Bylaws”) provide that all of our directors will be of one class and will be elected annually. Director nominees in uncontested elections must receive a majority of the votes cast to be elected, and director nominees in contested elections must receive a plurality of the votes cast to be elected.

Stockholder’s Agreement. In connection with the Merger, we entered into a Stockholder’s Agreement with D.R. Horton (the “Stockholder’s Agreement”) that provides for certain board and board committee appointment rights. Under the terms of the Stockholder’s Agreement and the Charter, at all times when D.R. Horton and its affiliates beneficially own 20% or more of our voting securities, our Board of Directors (the “Board”) will have five directors unless otherwise agreed in writing between us (as approved by a majority of our independent directors) and D.R. Horton, and D.R. Horton will have the right to designate a number of directors equal to the percentage of our voting securities beneficially owned by D.R. Horton and its affiliates multiplied by the total number of directors that we would have if there were no vacancies, rounded up to the nearest whole number (and in any event not less than one). We and D.R. Horton have also each agreed to use reasonable best efforts to cause at least three of the directors to be considered “independent” under the rules of the SEC and under applicable listing standards.

Pursuant to the Charter, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of our capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent; provided that no D.R. Horton designee may be removed without the prior written consent of D.R. Horton. Pursuant to the Stockholder’s Agreement, D.R. Horton has agreed to cause its shares of our common stock not to be voted in favor of the removal of any director not designated by D.R. Horton other than for cause.

Pre-Emptive Rights. During the term of the Stockholder’s Agreement, D.R. Horton has a pre-emptive right (but not the obligation) to participate in any issuance of our equity or other securities by purchasing up to D.R. Horton’s and its subsidiaries’ pro rata portion of such equity or other securities at the price and otherwise upon the same terms and conditions as offered to other investors. This pre-emptive right generally will not apply to equity issuances (i) pursuant to compensation and benefits plans approved by the Board, (ii) in connection with any proportionate stock split or stock dividend or recapitalization approved by the Board, (iii) as consideration in any direct or indirect acquisition or business combination by the Company or any of its subsidiaries, or (iv) upon conversion of our or any of our subsidiaries’ notes, debentures or other indebtedness in accordance with the terms of such notes, debentures or other indebtedness. Other than such pre-emptive rights of D.R. Horton, holders of shares of the common stock are not entitled to pre-emptive rights.

Redemption Rights. The Charter provides that outstanding shares of our common stock and preferred stock will always be subject to redemption by us, if in the judgment of the Board such action should be taken, pursuant to Section 151(b) of the General Corporation Law of the State of Delaware (or by any other applicable provision of law), to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency we hold to conduct any portion of our business, which license or franchise is conditioned upon some or all of the holders of our common stock of any class or series possessing prescribed qualifications.

Dividends. Subject to prior dividend rights of the holders of any preferred stock and any other class or series of stock having a preference as to dividends over our common stock, holders of shares of our common stock will be entitled to receive dividends when, as and if declared by the Board, subject to the rights of D.R. Horton under the Stockholder’s Agreement.

Other Rights. In the event of any liquidation, dissolution or winding up of our Company, after the satisfaction in full of the liquidation preferences of holders of any preferred stock, holders of shares of our common stock will be entitled to ratable distribution of the remaining assets available for distribution to stockholders. Our common stock will not be subject to redemption by operation of a sinking fund.

Anti-Takeover Effects. In addition to the provisions described above regarding D.R. Horton’s rights with respect to membership of the Board, the following provisions in the Charter, Stockholder’s Agreement or Bylaws may make a takeover of our Company more difficult:

•

an article in the Charter prohibiting us from taking certain actions without the prior written consent of D.R. Horton for so long as D.R. Horton and its affiliates beneficially own 35% or more of our voting securities;

•

provisions in the Charter and the Stockholder’s Agreement providing that, for so long as D.R. Horton and its affiliates beneficially own 20% or more of our voting securities, we will not amend or seek to amend the Charter or the Bylaws in any manner that could limit, restrict or adversely affect the rights of any stockholder under the Stockholder’s Agreement;

•

a provision in the Bylaws providing that special meetings of stockholders may only be called by the chairman of the Board or pursuant to a written request by a majority of the entire Board. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting; and

•

a provision in the Bylaws containing advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before a meeting of the stockholders. The business to be conducted at an annual meeting is limited to business properly brought before the annual meeting by or at the direction of the Board or a duly authorized committee thereof or by a stockholder of record who has given timely written notice to our Company’s secretary of that stockholder’s intention to bring such business before the meeting.

These provisions may delay stockholder actions with respect to business combinations and the election of new members to the Board. As such, the provisions could discourage open market purchases of our common stock because a stockholder who desires to participate in a business combination or elect a new director may consider them disadvantageous. Additionally, the issuance of preferred stock could delay or prevent a change of control or other corporate action.

Delaware Anti-Takeover Statute. Section 203 of the Delaware General Corporation Law prevents an “interested stockholder” from engaging in a “business combination” with us for three years following the date that person became an interested stockholder, unless:

•	before that person became an interested stockholder, our Board approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by persons who are both directors and officers of our corporation or by certain employee stock plans; or

•

on or following the date on which that person became an interested stockholder, the business combination is approved by our Board and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock excluding shares held by the interested stockholder.

An “interested stockholder” is generally a person owning 15% or more of our outstanding voting stock. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

We are not governed by Section 203 until such time as D.R. Horton gives public notice that it owns less than 15% of our voting securities, at which time we will once again become governed by Section 203.

Corporate Opportunities. Pursuant to the Stockholder’s Agreement, D.R. Horton and its affiliates, and their respective representatives, shall not in any way be prohibited or restricted from engaging or investing in any business opportunity of any type or description, and we shall not have any right in or to such business opportunities or to the income or proceeds derived therefrom. None of D.R. Horton, its affiliates or their respective representatives will be obligated to present any business opportunity to us or any other stockholder, even if the opportunity is of the character that, if presented to us, we could take, or if presented to any other stockholder, could be taken by such stockholder, unless the opportunity is offered to an individual who is both an affiliate of D.R. Horton and an officer or director of ours and the offer is made in writing to the individual in his or her capacity as an officer or director of our Company.

Transfer Agent and Registrar. The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

NYSE Listing. Our common stock is listed on the New York Stock Exchange under the symbol “FOR.”

Preferred Stock

Subject to the rights of D.R. Horton under the Stockholder’s Agreement and in accordance with our Charter, we may issue preferred stock in series with any rights and preferences which may be authorized by our Board. We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series of preferred stock;

•	any limit upon the number of shares of the series of preferred stock which may be issued;

•	the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

•	the date or dates on which we will be required or permitted to redeem the preferred stock;

•	the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, which will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends and may be cumulative or non-cumulative;

•	the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock or a purchase fund to be used to purchase preferred stock; and

•	any other material terms of the preferred stock.

Holders of shares of preferred stock will not have pre-emptive rights.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement governed by New York law to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants and procedures by which the number of these securities may be adjusted;

•	the exercise price of the warrants;

•	the period during which you may exercise the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms relating to the modification of the warrants;

•	information with respect to book-entry procedures, if any;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other material terms of the warrants.

Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock, including the right to vote or to receive any payments of dividends on the common stock or preferred stock.

SELLING STOCKHOLDER

In addition to the shares of our common stock that we may offer from time to time in one or more offerings, this prospectus also relates to the possible resale from time to time by D.R. Horton of up to 6,500,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. D.R. Horton acquired these shares of our common stock in connection with the Merger.

The following table details the number of shares of our common stock that D.R. Horton owns and the number of shares of our common stock that D.R. Horton may offer for resale under this prospectus. The following table has been prepared on the assumption that all shares that D.R. Horton may offer from time to time pursuant to this prospectus are sold. The percentage of shares of our common stock that D.R. Horton beneficially owns both prior to and following an offering of securities pursuant to this prospectus is based on 41,939,403 shares of our common stock outstanding as of September 20, 2018 and does not take into account any securities issued by us pursuant to this prospectus. We cannot advise you as to whether D.R. Horton will in fact sell any or all of such shares of our common stock.

Selling Stockholder(1)	Shares beneficially owned prior to offering	Percentage of outstanding shares beneficially owned prior to offering	Number of shares being registered for resale	Shares beneficially owned after offering	Percentage of outstanding shares beneficially owned after offering
D.R. Horton, Inc.	31,451,063	75.0%	6,500,000	24,951,063	59.5%

(1)	The address of D.R. Horton, Inc. is 1341 Horton Circle, Arlington, Texas 76011.

Material Relationships with Selling Stockholder

A description of certain relationships and related party transactions involving D.R. Horton is included in our Proxy Statement filed with the SEC on May 8, 2018 in the section entitled “Certain Relationships and Related Party Transactions,” which is incorporated herein by reference.

PLAN OF DISTRIBUTION

We or the selling stockholder may sell any of the securities being offered by this prospectus:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	through brokers;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

The securities may be sold at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices or varying prices determined at the time of sale. The distribution of securities may be effected from time to time in one or more transactions by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

Agents designated by us or the selling stockholder from time to time may solicit offers to purchase the securities. The name of any such agent involved in the offer or sale of the securities, and any commissions payable to such agent will be set forth in any required prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we or the selling stockholder will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The prospectus supplement will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. Any such activities will be described in the prospectus supplement. We may elect to list any class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities we may offer.

If a dealer is used in the sale of the securities, we or the selling stockholder or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement may set forth the name of the dealer and the terms of the transactions.

If a broker is used in the sale of the securities, the broker will not acquire the securities, and we or the selling stockholder will sell the securities directly to the purchasers in the applicable market. These will be conducted as “at the market offerings” within the meaning of the Securities Act. The prospectus supplement will set forth the terms of the arrangements with the broker.

We or the selling stockholder may directly solicit offers to purchase the securities, and may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if utilized.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling stockholder to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of ours, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, dealer or agent regarding the sale of the shares covered by this prospectus by such selling stockholder. If the selling stockholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.

The selling stockholder and any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

There can be no assurance that the selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part. The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP, has rendered an opinion with respect to the validity of the securities being offered by this prospectus. We have filed this opinion as an exhibit to the registration statement of which this prospectus is a part. If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Forestar Group Inc. (“Forestar”) appearing in Forestar’s Annual Report (Form 10-K) for the year ended December 31, 2017 (including the schedule appearing therein), and the effectiveness of Forestar’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street N.E., Washington, D.C. 20549-2521. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

We make available free of charge on or through our Internet website, www.forestar.com, our reports and other information filed with or furnished to the SEC as referred to below and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on our website or the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this prospectus (other than portions of these documents that are deemed to have been furnished and not filed). These documents contain important information about us and our business, prospects and financial condition.

Filing	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2017

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2018 Quarter ended June 30, 2018

Current Reports on Form 8-K	January 30, 2018 February 8, 2018 (filing containing Items 1.01, 2.01, 8.01 and 9.01 only) May 10, 2018 August 17, 2018

The description of our common stock contained in our registration statement on Form 10 filed December 10, 2007, including any amendments or reports filed for the purpose of updating such description.

The information set forth under the captions “Election of Directors,” “Board Matters,” “Voting Securities and Principal Stockholders,” “Director Compensation,” “Executive Compensation,”

“Compensation Discussion and Analysis,” “Proposal to Approve the Forestar 2018 Stock Incentive Plan,” “Certain Relationships and Related Party Transactions,” and “Proposal to Ratify the Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm” in our proxy statement relating to our May 8, 2018 annual meeting of stockholders and incorporated into our annual report on Form 10-K for the fiscal year ended December 31, 2017.

We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and on or after the date of this prospectus and prior to the date of the closing of each offering. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements (other than information identified in them as not incorporated by reference). You should review these filings as they may disclose changes in our business, prospects, financial condition or other affairs after the date of this prospectus. The information that we file later with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the closing of each offering will automatically update and supersede previous information included or incorporated by reference in this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Investor Relations

Forestar Group Inc.

10700 Pecan Park Blvd.

Suite 150

Austin, TX 78750

(512) 433-5200

Forestar Group Inc.

Up to $500,000,000

Preferred Stock

Common Stock

Warrants

and

6,500,000 Shares of Common Stock

Offered by D.R. Horton, Inc.

PROSPECTUS

                    , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by us in connection with offering of the securities being registered, other than discounts and commissions.

Securities and Exchange Commission registration fee		$82,384
Printing and engraving fees and expenses		*
Accountant’s fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Second Amended and Restated Bylaws of Forestar Group Inc. provide for the indemnification of directors, officers and certain authorized representatives of Forestar Group Inc. to the fullest extent provided by the Delaware General Corporation Law.

Forestar Group Inc. has entered into an indemnification agreement with each of its directors and executive officers.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

The Second Amended and Restated Certificate of Incorporation of Forestar Group Inc. eliminates the personal liability of its directors to the full extent permitted by the Delaware General Corporation Law.

Any underwriting agreement, which will be filed as Exhibit 1.1 by amendment hereto or pursuant to a current report on Form 8-K to be incorporated herein by reference, will provide that the underwriters named therein will indemnify and hold harmless Forestar Group Inc. and each director, officer who signs this registration statement or controlling person of Forestar Group Inc. from and against specific liabilities, including liabilities under the Securities Act.

Forestar Group Inc. also has obtained directors’ and officers’ liability insurance that provides insurance coverage for certain liabilities which may be incurred by directors and officers of Forestar Group Inc. in their capacity as such.

Item 16.	Exhibits and Financial Schedules.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Second Amended and Restated Certificate of Incorporation of Forestar Group Inc. (incorporated by reference from Exhibit 3.1 to Forestar Group Inc.’s Current Report on Form 8-K, filed with the SEC on October 10, 2017 (File No. 001-33662)).

4.2	Second Amended and Restated Bylaws of Forestar Group Inc. (incorporated by reference from Exhibit 3.2 to Forestar Group Inc.’s Current Report on Form 8-K, filed with the SEC on October 10, 2017 (File No. 001-33662)).

4.3	First Amendment to the Second Amended and Restated Bylaws of Forestar Group Inc. (incorporated by reference from Exhibit 3.1 to Forestar Group Inc.’s Current Report on Form 8-K, filed with the SEC on January 30, 2018 (File No. 001-33662)).

4.4	Second Amendment to the Second Amended and Restated Bylaws of Forestar Group Inc. (incorporated by reference from Exhibit 3.1 to Forestar Group Inc.’s Quarterly Report on Form 10-Q, filed with the SEC on August 8, 2018 (File No. 001-33662)).

4.5*	Certificate of Designations of Preferred Stock.

4.6*	Form of Warrant Agreement (including form of warrant).

4.7	Specimen of Common Stock Certificate.

5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the validity of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages of this registration statement).

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Forestar Group Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Forestar Group Inc., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on September 24, 2018.

FORESTAR GROUP INC.

By:	/s/ Charles D. Jehl
Name: Charles D. Jehl
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel C. Bartok and Charles D. Jehl, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on September 24, 2018.

Signature	Title

/s/ Daniel C. Bartok	Chief Executive Officer (Principal Executive Officer)
Daniel C. Bartok

/s/ Charles D. Jehl	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Charles D. Jehl

/s/ Donald J. Tomnitz	Executive Chairman of the Board
Donald J. Tomnitz

/s/ Samuel R. Fuller	Director
Samuel R. Fuller

/s/ M. Ashton Hudson	Director
M. Ashton Hudson

/s/ G.F. (Rick) Ringler, III	Director
G.F. (Rick) Ringler, III

/s/ Donald C. Spitzer	Director
Donald C. Spitzer